Exhibit 5.0

DAVID L. KAHN
ATTORNEY AT LAW
 535 N. Hayworth Avenue #301
Los Angeles, California 90048
Telephone: (323) 658-6771
Facsimile (323) 651-5569

                                                                                                                                    February 27, 2004

Magic Media Networks, Inc.
530 North Federal Highway
Fort Lauderdale, FL 33301

Re: Registration - Form SB-2

Gentlemen:

               I have acted as securities counsel to Magic Media Networks, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 22,499,890 shares of the Company's common stock, par value $0.0001 (the "Shares"), 8,192,197 of which have been issued to certain selling security holders, 4,309,693 of which may be issued in conversion of Series A and Series B Preferred Stock and the remainder of 10,000,000 which may be issued to La Jolla Cove Investors, Inc. upon the exercise of certain warrants. In connection with this registration, I have reviewed the minutes of the Board of Directors of the Company relating to the registration and the issuance (or the proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as I have deemed necessary to render the following opinion.

               Based upon that review, it is my opinion that the Shares now issued, as well as the Shares that may be issued upon conversion of the preferred stock and exercise of the warrants, will be legally issued, fully paid, and nonassessable.

               I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

                I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to the undersigned under the heading "Experts" in the registration statement.

                                                                                                                                    Very truly yours,

                                                                                                                                     /s/ David L. Kahn

                                                                                                                                     David L. Kahn, Attorney at Law